UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2007

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)  On January 11, 2007, the Board of Directors of AXIS Capital Holdings Limited (the “Company”) appointed Mr. Dennis B. Reding, 58, as the Company’s Chief Operating Officer.  Mr. Reding has served as Chairman of AXIS Insurance since January 2005 and as Chief Executive Officer of AXIS U.S. Insurance from January 2003 until December 2004.  Mr.  Reding was Chairman and Chief Executive Officer of Combined Specialty Group, Inc., a subsidiary of Aon Corporation in 2002.  Mr. Reding has over 36 years of industry experience.

Mr. Reding currently also serves as the Chief Executive Officer and President of Company subsidiaries AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty U.S. Services, Inc., and as Executive Vice President of Company subsidiaries AXIS Specialty Insurance Company, AXIS Reinsurance Company, AXIS Surplus Insurance Company and AXIS Insurance Company.

Item 9.01               Financial Statements and Exhibits

(d)         Exhibits.

99.1         Press release dated January 17, 2007.

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press release dated January 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2007

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

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